Exhibit 99.1

ALLIANCE MMA TO LAUNCH SOUTHERN CALIFORNIA PROMOTION

MMA Veteran Eric Del Fierro Joins Alliance MMA to Lead the Formation

NEW YORK, NY – October 27, 2016 – Alliance MMA, Inc. (NASDAQ: AMMA), a mixed martial arts organization offering the premier developmental league for aspiring mixed martial arts fighters, today announced their plans to launch a regional MMA promotion in Southern California by partnering with Eric Del Fierro who will spearhead the formation of the promotion.

Alliance MMA, who earlier this month announced the closing of their IPO and listing on NASDAQ, is acquiring regional promotions around the country to become the preferred feeder organization that will identify and develop the next generation of Ultimate Fighting Championship (UFC), Bellator MMA, ONE Championship and other prestigious MMA promotion champions. The company ultimately plans to promote over 125 events a year, showcasing more than 1,000 fighters, under the Alliance MMA umbrella.

“While we plan to grow through acquisition, launching a regional promotion in Southern California will help accelerate our positioning,” said Paul K. Danner. “Our mission remains the same – to build a national footprint that includes all the major media markets to attract name brand sponsorships. We are thrilled that Eric Del Fierro has agreed to join our team to head the formation of the new promotion and oversee expansion into the Southern California region. MMA is extremely popular in Southern California, and Eric’s extensive knowledge of the region and industry-renowned success in promoting MMA events make him the perfect fit to lead the charge.”

Eric Del Fierro has coached more than 50 UFC stars including Bantamweight Champion Dominick Cruz, Phil Davis, Brandon Vera, Cat Zingano, Jeremy Stephens and Alex Gustafsson. He opened the Alliance MMA gym with Brandon Vera in Chula Vista, CA in 2007, and was also co-owner of the regional MMA promotion Total Combat which produced 35 MMA promotions under the name Total Combat over the past six years, including a Mexico City event that attracted more than 15,000 spectators. Del Fierro is a United States Navy veteran who went on to become a San Diego firefighter and EMT.

“MMA is the world’s fastest growing sport and I am excited to join an organization that is encouraging even more growth,” said Del Fierro. “Alliance MMA provides regional promotions the opportunity to partner with a larger organization that provides extensive support and enhances collective market share and profitability of the business.”

Alliance MMA completed the initial public offering (“IPO”) of its common shares and the company’s common stock began trading on the NASDAQ Capital Market, under the ticker symbol “AMMA”, on October 6. To date, Alliance MMA has acquired 7 companies including 5 MMA promotion companies, a digital media sports platform, and an electronic ticking platform optimized for marketing MMA events. Currently, Cage Fury Fighting Championship (CFFC), Combat Games MMA (COGA), Hoosier Fight Club (HFC), V3 Fights and Shogun Fights are under the Alliance MMA umbrella.

MMA is a full contact sport that allows a wide range of fighting techniques including, striking and grappling from various martial arts & disciplines including Boxing, Wrestling, Brazilian Jiu Jitsu, Karate & Muay Thai. Professional MMA fights are legal and regulated domestically by state athletic commissions in all 50 states.

About Alliance MMA, Inc.

Alliance MMA (NASDAQ: AMMA) is a mixed martial arts organization offering the premier developmental league for aspiring mixed martial arts (MMA) fighters to advance to the sport’s highest level of professional competition. Alliance MMA’s mission is to identify and cultivate the next generation of Ultimate Fighting Championship (UFC) and other premier MMA promotion champions.

With many of the world’s leading MMA promotions under the Alliance MMA umbrella, the organization aims to host in excess of 125 events per year, showcasing more than 1,000 fighters. Alliance MMA will also be dedicated to generating live original sports media content, attracting an international fan base, and securing major brand sponsorship revenue for our live MMA events, digital media platform and our Alliance MMA contracted athletes.

Alliance MMA, Inc. was incorporated in 2015 for the purpose of acquiring businesses that engage in the promotion of mixed martial arts (MMA) events. In 2016 the company went public with a listing on the NASDAQ. Alliance MMA is the only mixed martial arts promotion company that is publicly traded, allowing public investment in the world’s fastest growing sport. For more information visit: www.alliancemma.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, those discussed under the heading “Risk Factors” in our registration statement on Form S-1 (Registration No. 333-213166) declared effective by the Securities and Exchange Commission on September 2, 2016. Alliance MMA encourages you to review other factors that may affect its future results in Alliance MMA’s registration statement and in its other filings with the Securities and Exchange Commission.